UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 19, 2024
Date of Report (date of earliest event reported)
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APOGEE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
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Minnesota (State or other jurisdiction of incorporation or organization)	0-6365 (Commission File Number)	41-0919654 (I.R.S. Employer Identification Number)
4400 West 78th Street - Suite 520 Minneapolis, Minnesota 55435
(Address of principal executive offices and zip code)
(952) 835-1874
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On July 19, 2024 (the “Closing Date”), Apogee Enterprises, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), among the Company, certain material domestic subsidiaries of the Company (the “Guarantors”), Bank of America, N.A., as administrative agent, swingline lender and L/C issuer (in such capacities, the “Agent”) and the syndicate of lenders party thereto from time to time (the “Lenders”). The Credit Agreement replaces the Company's Third Amended and Restated Credit Agreement, dated as of June 25, 2019, as amended, between, among others, the Company, Wells Fargo Bank, N.A., as administrative agent, and the syndicate of lenders party thereto from time to time, (the “U.S. Credit Agreement”), and two Canadian credit facilities, as amended, dated February 6, 2020 and February 14, 2020, between Bank of Montreal and the Company's Canadian subsidiaries (the “Canadian Credit Agreements” and together with the U.S. Credit Agreement, collectively the “Prior Credit Agreements”). The Prior Credit Agreements provide for, in the aggregate, borrowings of up to $410 million. Any capitalized but undefined term used below has the meaning set forth in the Credit Agreement.
The Credit Agreement provides for an unsecured senior credit facility in an aggregate principal amount of up to $700 million (the “Senior Credit Facility”), which commitments are available through a $450 million, five-year revolving credit facility (the “Revolving Facility”), which includes an $80 million sublimit for the issuance of standby letters of credit, a $50 million sublimit for swingline loans and a $25 million (USD) sublimit for borrowings in Canadian dollars and a $250 million term loan facility (the “Term Facility”). The Term Facility may be borrowed in up to two (2) drawdowns, which are available to be made within one (1) year after the Closing Date. As of the Closing Date, the Term Facility has not been drawn.
The Senior Credit Facility has a term of five years with a maturity date of July 19, 2029. The Term Facility will be subject to quarterly amortization, payable on the last day of each fiscal quarter (commencing with the first fiscal quarter during which a drawdown has occurred), based on 5.0% per annum of the aggregate principal balance drawn against the Term Facility as of such date. The Company may prepay the Senior Credit Facility, in whole or in part, at any time without premium or penalty. All principal and interest under the Senior Credit Facility is due and payable at the maturity date.
The Company must maintain a Consolidated Interest Coverage Ratio of at least 3.00 to 1.00 as of the last day of each fiscal quarter of the Company for the test period ending on such date, and must maintain a Consolidated Leverage Ratio of at least 3.50 to 1.00 (or, during an Acquisition Holiday (as defined below), 4.00 to 1.00) as of the last day of each fiscal quarter of the Company for the test period ending on such date. The Credit Agreement contains various restrictions and covenants applicable to the Company and, with certain exceptions, its subsidiaries. The Credit Agreement also contains certain representations, warranties and events of default, in each case as set forth in the Credit Agreement.
The Credit Agreement includes an accordion feature, which allows the Company to increase the Revolving Facility and/or establish one or more new incremental term loan commitments, subject to the satisfaction of certain conditions. The accordion permits the Company to request unlimited additional amounts, provided that upon giving effect to any such increase or new incremental term loan commitment on a pro forma basis (and assuming for such purposes that any such increase or new commitment is fully drawn): (a) the Consolidated Leverage Ratio does not exceed 3.50 to 1.00 (or, during an Acquisition Holiday, 4.00 to 1.00), and (b) the Consolidated Interest Coverage Ratio is not less than 3.00 to 1.00. An “Acquisition Holiday” means four consecutive fiscal quarters of the Company commencing with the fiscal quarter in which one or more Permitted Acquisitions occurs, provided, among other things, that: (i) the total consideration for such Permitted Acquisitions is greater than $75 million, (ii) no more than two (2) Acquisition Holidays may occur during the term of the Credit Agreement, (iii) at least two (2) completed and consecutive fiscal quarters shall have elapsed between the end of the first Acquisition Holiday and the beginning of the second Acquisition Holiday, and (iv) no default or event of default shall exist and be continuing or result from (after giving pro forma effect thereto) the applicable Permitted Acquisitions and related increase to the maximum consolidated leverage ratio permitted under the Credit Agreement.
Generally, an increase in Revolving Facility commitments must be made on terms identical to any existing revolving loan under the Credit Agreement, and new incremental term loan commitments under the accordion must be made on terms substantially as favorable to the Company as the Term Facility, subject to certain exceptions further described in the Credit Agreement. Any such increase to the Revolving Facility or new incremental term loan commitments must also have a maturity date of no earlier than July 19, 2029.
Loans under the Credit Agreement bear floating interest at either the Base Rate, Term SOFR, or, for the borrowings in Canadian dollars, Term CORRA, plus a margin calculated based on the Consolidated Leverage Ratio. The margin for Base Rate Loans can range from 0.25% to 0.75% and for Term SOFR Loans and Term CORRA Loans the margin can range from 1.25% to 1.75%.
The proceeds of the Senior Credit Facility can be used for working capital, capital expenditures, and other lawful corporate purposes, as further set forth in the Credit Agreement. The Guarantors guarantee the obligations of the Company under the Credit Agreement.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
The information set forth above under Item 1.01 of this Current Report on Form 8-K regarding the Prior Credit Agreements is incorporated herein by reference into this Item 1.02. On July 19, 2024, the Company repaid the U.S. Credit Agreement in full and terminated the Prior Credit Agreements. The principal amount outstanding under the U.S. Credit Agreement at the time of its termination was approximately $65 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As described in Item 1.01 of this Current Report on Form 8-K, on July 19, 2024, the Company entered into the Credit Agreement. The information set forth above under Item 1.01 of this Current Report on Form 8-K regarding the Credit Agreement is incorporated herein by reference into this Item 2.03.
The Credit Agreement includes a revolving credit facility in the amount of $450 million, and a term facility of $250 million.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed herewith:

Exhibit Number	Description
10.1
Credit Agreement dated July 19, 2024 between Apogee Enterprises, Inc., certain material domestic subsidiaries of the Company as guarantors, Bank of America, N.A., as administrative agent, swingline lender and L/C issuer and the syndicate of lenders which are party thereto from time to time.

104	Cover Page interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
APOGEE ENTERPRISES, INC.

By: /s/Meghan M. Elliott
Meghan M. Elliott
Chief Legal Counsel and Secretary

Date: July 25, 2024